EXHIBIT 21

CHECKPOINT SYSTEMS, INC. SUBSIDIARIES

Checkpoint Systems S.A.	Argentina
Checkpoint Systems (AUST/NZ) Pty Limited	Australia
Meto Australia Pty Ltd	Australia
Checkpoint Systems Bangladesh Ltd.	Bangladesh
Actron Belgium and Luxembourg N.V.	Belgium
Checkpoint Belgium N.V.	Belgium
Checkpoint Europe N.V.	Belgium
D & D Security, N.V.	Belgium
Meto N.V.	Belgium
Checkpoint do Brasil Ltda.	Brazil
Checkpoint Systems Canada ULC	Canada
Checkpoint Caribbean, Ltd.	Cayman Island
Brilliant Label (Dongguan) Manufacturing	China
Brilliant Garment Accessories (Dongguan)	China
Checkpoint Commercial (Shanghai) Co., Ltd.	China
Checkpoint Systems (ZJG) Co., Ltd.	China
Dongguan Branch of BLM	China
Shanghai Asialco Electronics Co. Ltd.	China
Sidep Electronics (Shanghai) Co., Ltd.	China
Suzhou Brilliant Computer TM Co.	China
Checkpoint Systems Danmark A/S	Denmark
Checkpoint Systems Finland Oy	Finland
Checkpoint Systems France S.A.S.	France
Checkpoint Solutions GmbH	Germany
Checkpoint Systems Europe GmbH	Germany
Checkpoint Systems GmbH	Germany
Checkpoint Systems Holding GmbH	Germany
Checkpoint Systems International GmbH	Germany
Asange Limited	Hong Kong
Ashanko Limited	Hong Kong
Brilliant Label Manufacturing Limited	Hong Kong
Brilliant Labels International Limited	Hong Kong
Checkpoint Labelling Services HK Limited	Hong Kong
Checkpoint Systems Hong Kong Ltd.	Hong Kong
Invizion Limited	Hong Kong
Checkpoint Checknet India Pvt Ltd.	India
Checkpoint Systems India Private Limited	India
OATSystems Software India Private Limited	India
Checkpoint Systems Italia S.p.A.	Italy
Checkpoint Manufacturing Japan Co., Ltd.	Japan
Checkpoint Systems Japan Co., Ltd.	Japan
Checkpoint Systems (M) Sdn Bhd	Malaysia
Checkpoint Systems Sales (M) Sdn Bhd	Malaysia
Checkpoint de Mexico, S.A. de C.V.	Mexico
Checkpoint Holland Holding B.V.	Netherlands
Checkpoint Systems Benelux B.V.	Netherlands
CP International Systems CV	Netherlands
Kimball Systems B.V.	Netherlands
Checkpoint Limited	New Zealand
Checkpoint Systems Norge as.	Norway
Checkpoint Systems (CEE) Spokia z.o.o.	Poland
Checkpoint Systems Software Development and Maintenance (Philippines), Inc.	Philippines
Checkpoint Portugal Sistemas Anti-Furto S.A.	Portugal
Checkpoint Systems Espana S.L.	Spain
Checkpoint Systems Sverige AB	Sweden
Turn-O-Matic International AB	Sweden
Checkpoint System AG	Switzerland
Checkpoint Checknet Etiket Limited Sirketi	Turkey
Actron U.K. Ltd.	United Kingdom
ADS (United Kingdom) Ltd.	United Kingdom
ADS UK Ltd	United Kingdom
ADS Solutions Limited	United Kingdom
ADS Worldwide Limited	United Kingdom
Avenue Data Systems Ltd.	United Kingdom
Checkpoint Systems (UK) Ltd.	United Kingdom
Evagard PLC	United Kingdom
Meto U.K. Ltd.	United Kingdom
Checkpoint International LLC	United States
Checkpoint Systems Holding, Inc.	United States
OATSystems, Inc.	United States
28 Packaging, Inc.	United States